AMENDMENT NO. 2 TO AMENDED AND RESTATED RECEIVABLES TRANSFER AGREEMENT

AMENDMENT NO. 2 TO AMENDED AND RESTATED RECEIVABLES TRANSFER AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Amendment”), dated as of December 17, 2012 (the “Effective Date”), is entered into by and among TSPC, INC., a Nevada corporation, as transferor (in such capacity, the “Transferor”), TRIMAS CORPORATION, a Delaware corporation, as collection agent (in such capacity, the “Collection Agent”), TRIMAS COMPANY LLC, a Delaware limited liability company, as guarantor (in such capacity, the “Guarantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to Wachovia Bank, National Association, individually (in such capacity, the sole “Purchaser”), as letter of credit issuer (in such capacity, together with its successors in such capacity, the “LC Issuer”) and as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement (as defined below).
W I T N E S S E T H :
WHEREAS, the parties hereto have entered into that certain Amended and Restated Receivables Transfer Agreement dated as of September 15, 2011, as amended by Amendment No. 1 to the Amended and Restated Receivables Transfer Agreement dated as of June 29, 2012 (as amended, amended and restated, or otherwise modified from time to time, the “Agreement”); and
WHEREAS, the parties wish to amend the Agreement on the terms and conditions hereinafter set forth.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and among the parties as follows:
1.    Amendments.
1.1.     Exhibit C to the Agreement is hereby amended and restated in its entirety to read as set forth in Annex I to this Amendment.
1.2.    Schedule A to the Agreement is hereby amended to amend and restate in their entirety the definitions of the following terms to read, respectively, as follows:
“Credit Agreement” shall mean that certain Credit Agreement, dated as of June 21, 2011, as amended and restated as of October 11, 2012, among TriMas LLC, TriMas Corp., the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the Lenders party hereto, JPMorgan Chas Bank, N.A., as Administrative Agent and Collateral Agent, Bank of America, N.A., as Syndication Agent, and KeyBank National Association, RBS Citizens, N.A. and Wells Fargo Bank, N.A., as Documentation Agents, as amended, supplemented or otherwise modified or replaced or refinanced and in effect from time to time.

“Facility Limit Increment Amount” shall mean $20,000,000.
“LC Sublimit” shall mean, on any date of determination, the lesser of (a) $40,000,000, and (b) the Facility Limit.
“Stated Termination Date” shall mean October 11, 2017.
1.3.    Schedule B to the Agreement is hereby amended to delete “$90,000,000” where it appears and to substitute in lieu thereof “$105,000,000”.
2.    Representations and Warranties. In order to induce the Administrative Agent, the LC Issuer and the sole Purchaser to enter into this Amendment, each of the Transferor, the Guarantor and the Collection Agent (each, a “Transferor Party”) hereby represents and warrants to the Administrative Agent, the LC Issuer and the sole Purchaser as follows:
(a)Entity and Governmental Authorization; Contravention. The execution, delivery and performance by such Transferor Party of this Amendment are within its corporate or limited liability company powers, as the case may be, have been duly authorized by all necessary corporate or limited liability company action, as applicable, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or the By-Laws (or other organizational documents) of such Transferor Party, or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon such Transferor Party, or result in the creation or imposition of any Adverse Claim on the assets of such Transferor Party (except those created by the Agreement).

(b)Binding Effect. The Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of such Transferor Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors and general equitable principles (whether considered in a proceeding in equity or at law).

(c)Consents, Licenses, Approvals, Etc. No consents, including, without limitation, consents under loan agreements and indentures to which such Transferor Party is a party), licenses or approvals are required in connection with the execution, delivery and performance by such Transferor Party of this Amendment, or the validity and enforceability against such Transferor Party of this Amendment, except such consents, licenses and approvals as have already been obtained and that remain in full force and effect on the date hereof.

3.    Conditions Precedent. This Amendment shall become effective when each of the following conditions precedent has been satisfied:
(a)    The Administrative Agent shall have received counterparts of this Amendment, duly executed by each of the parties hereto;

(b)    The Administrative Agent shall have received counterparts of an amended and restated Fee Letter, duly executed by each of the parties thereto, and each of the Purchasers shall have received payment in immediately available funds of its Upfront Fees (under and as defined therein);
(c)    The Administrative Agent shall have received a Certificate of the Secretary or Assistant Secretary of the Transferor in substantially the form of Exhibit I to the Agreement certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute this Amendment and any other documents to be delivered by it hereunder (on which Certificate the Administrative Agent and the Purchasers may conclusively rely until such time as the Administrative Agent shall receive from the Transferor a revised Certificate meeting the requirements of this clause (a)(i)), (ii) either an attached copy of the Transferor's Certificate of Incorporation, certified by the Secretary of State of the State of Nevada, or that there has been no change in such Certificate of Incorporation since the Closing Date, (iii) either an attached copy of the Transferor's By-Laws, as amended through the date hereof, or that there has been no change in such By-Laws since the Closing Date, (iv) an attached copy of resolutions of the Board of Directors of the Transferor approving this Amendment and the transactions contemplated hereby and (v) that the Transferor is in good standing under the laws of the State of Nevada;
(d)    The Administrative Agent's counsel shall have received payment in full of its reasonable fees and disbursements in connection with the preparation, negotiation, and closing of this Amendment and the other documents required to be delivered to it hereunder; and
(e)    Each of the representations and warranties contained in Section 2 of this Amendment shall be true and correct in all material respects, it being understood that the foregoing materiality qualifier shall not apply to any representation that itself contains a materiality threshold.
4.    Miscellaneous.
4.1.    This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
4.2.    Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this Amendment or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 4.2 shall affect the right of any party hereto to bring any action or proceeding against any party hereto or its respective properties in the courts of other jurisdictions.

4.3.    This Amendment may be executed in two or more counterparts thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment to the fullest extent permitted by applicable law.
4.4.    This Amendment will inure to the benefit of and be binding upon the parties hereto and their respective successors, transferees and permitted assigns.
4.5.    The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
4.6.    Each of the parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise among any of them arising out of, connected with, relating to or incidental to the relationship between them in connection with this Amendment. The provisions of this Section shall be continuing and shall survive any termination of the Agreement as amended hereby.
4.7.    By its signature below, the Guarantor hereby confirms that its Limited Guaranty set forth in Article IX of the Agreement remains in full force and effect as of the date hereof.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

TSPC, INC., as Transferor

By:	/s/ Robert J. Zalupski
Name:	Robert J. Zalupski
Title:	Vice President and Treasurer

TRIMAS CORPORATION, individually, as Collection Agent

By:	/s/ Robert J. Zalupski
Name:	Robert J. Zalupski
Title:	Vice President Finance, Corporate Development and Treasurer

TRIMAS COMPANY, LLC, individually, as Guarantor

By:	/s/ Robert J. Zalupski
Name:	Robert J. Zalupski
Title:	Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a
Purchaser, as LC Issuer and as Administrative Agent

By:	/s/ Eero Maki
Name:	Eero Maki
Title:	Senior Vice President

ANNEX I
EXHIBIT C
FISCAL MONTHS
FY 2013

2/3/2013
3/3/2013
3/31/2013
5/5/2013
6/2/2013
6/30/2013
8/4/2013
9/1/2013
9/30/2013
11/3/2013
12/1/2013
12/31/2013

FY 2014
[to be provided no later than 12/15/2013]